UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2010

BRAZOS INTERNATIONAL EXPLORATION, INC.

(Exact name of registrant as specified in charter)

Nevada                  000-53336                    01-0884561

(State or other jurisdiction      (Commission

           (IRS Employer

of incorporation)                 File Number)             Identification No.)

2818 Fort Hamilton Parkway, Brooklyn NY 11218

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 917.586.2118

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Material Definitive Agreement

Item 3.02

Unregistered Sales of Equity Securities

On December 7, 2010, Brazos International Exploration, Inc. (the “Company”) entered into an Employment Agreement with Samuel G. Weiss (the “Weiss Agreement”) ratifying Mr. Weiss’s continued employment by the Company as its CEO.  Under the terms of the Weiss Agreement, Mr. Weiss is to be issued 3,000,000 shares of restricted common stock of the Company upon the signing of the Weiss Agreement.  The term of the Weiss Agreement is for one year.

The issuance of the shares of common stock was made in reliance upon exemptions from registration pursuant to section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated under Regulation D thereunder.  Mr. Weiss is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01

Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Agreement by and between Brazos International Exploration, Inc. and Samuel G. Weiss, entered December 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                BRAZOS INTERNATIONAL EXPLORATION, INC.

                By:    /s/ Samuel G. Weiss

                   -----------------------------------------

                Name:  Samuel G. Weiss

                Title:   President

Date:  December 8, 2010